EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                                       STATE OR OTHER
                                                                       JURISDICTION OF                PERCENTAGE
                                                                       INCORPORATION                  OWNERSHIP
PARENT                                                                 ---------------                ----------
------
Patapsco Bancorp, Inc.                                                 Maryland                          --


SUBSIDIARY (1)
--------------

The Patapsco Bank                                                      Maryland                         100%


SUBSIDIARIES OF THE PATAPSCO BANK (1)
---------------------------------

PFSL Holding Corp.                                                     Maryland                         100%

Prime Business Leasing                                                 Maryland                         100%

Patapsco Financial Services, Inc.                                      Maryland                         100%

________________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.